Exhibit 20.6
Page 1 of 3
                    Navistar Financial 1997 - B Owner Trust
                         For the Month of November 1998
                    Distribution Date of December 15, 1998
                           Servicer Certificate #14

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $320,265,624.12
Beginning Pool Factor                                           0.6405384

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,995,126.71
     Interest Collected                                     $2,613,433.06

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $427,883.59
Total Additional Deposits                                     $427,883.59

Repos / Chargeoffs                                            $618,452.66
Aggregate Number of Notes Charged Off                                 119

Total Available Funds                                      $14,036,443.36

Ending Pool Balance                                       $308,652,044.75
Ending Pool Factor                                              0.6173110

Servicing Fee                                                 $266,888.02

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $17,387,082.78
     Target Percentage                                               5.25%
     Target Balance                                        $16,204,232.35
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,182,850.43)
     Ending Balance                                        $16,204,232.35

Current Weighted Average APR:                                       9.890%
Current Weighted Average Remaining Term (months):                   38.86

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days           $2,302,818.70     1,698
                                31 - 60 days            $517,064.30       420
                                60+  days               $185,141.42        97

     Total:                                           $3,005,024.42     1,705

     Balances:                  60+  days             $2,851,210.80        97

Memo Item - Reserve Account
     Prior Month                                     $16,813,945.27
+    Invest. Income                                      $75,097.55
+    Excess Serv.                                       $498,039.96
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $17,387,082.78

Exhibit 20.6
Page 2 of 3
Navistar Financial 1997 - B Owner Trust
For the Month of November 1998

                                                                      NOTES
                                                  (Money Market)
                                      TOTAL        CLASS A - 1      CLASS A - 2     CLASS A - 3       CLASS A - 4    CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%          96.50%            0.00%            0.00%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $320,265,624.12
Ending Pool Balance             $308,652,044.75

Collected Principal              $10,995,126.71
Collected Interest                $2,613,433.06
Charge - Offs                       $618,452.66
Liquidation Proceeds/Recoveries     $427,883.59
Servicing                           $266,888.02
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $13,769,555.34

Beginning Balance               $320,265,624.12            $0.00  $27,556,327.27  $132,000,000.00  $149,500,000.00  $11,209,296.85

Interest Due                      $1,657,936.01            $0.00     $132,212.20      $682,000.00      $784,875.00      $58,848.81
Interest Paid                     $1,657,936.01            $0.00     $132,212.20      $682,000.00      $784,875.00      $58,848.81
Principal Due                    $11,613,579.37            $0.00  $11,207,104.09            $0.00            $0.00     $406,475.28
Principal Paid                   $11,613,579.37            $0.00  $11,207,104.09            $0.00            $0.00     $406,475.28

Ending Balance                  $308,652,044.75            $0.00  $16,349,223.18  $132,000,000.00  $149,500,000.00  $10,802,821.57
Note / Certificate Pool Factor                            0.0000          0.1739           1.0000           1.0000          0.6173
   (Ending Balance / Original Pool Amount)
Total Distributions              $13,271,515.38            $0.00  $11,339,316.29      $682,000.00      $784,875.00     $465,324.09

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $498,039.96
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $17,387,082.78
(Release) / Draw                 ($1,182,850.43)
Ending Reserve Acct Balance      $16,204,232.35

Exhibit 20.6
Page 3 of 3
Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  5                  4                 3                 2                  1
                               Jul-98             Aug-98            Sep-98            Oct-98             Nov-98
Beginning Pool Balance     $376,910,588.41     $364,215,847.31   $354,559,225.94   $335,527,907.90   $320,265,624.12

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $802,364.56         $533,508.96       $613,498.37       $526,039.91       $618,452.66
    Recoveries                 $472,338.50         $497,069.54     $1,062,542.11       $569,873.83       $427,883.59

Total Charged Off (Months 5, 4, 3)               $1,949,371.89
Total Recoveries (Months 3, 2, 1)                $2,060,299.53
Net Loss / (Recoveries) for 3 Mos                 ($110,927.64)(a)

Total Balance (Months 5, 4, 3)               $1,095,685,661.66(b)

Loss Ratio Annualized  [(a/b) * (12)]                 -0.12149%

Trigger:  Is Ratio > 1.5%                                   No
                                                                    Sep-98            Oct-98             Nov-98

B)   Delinquency Trigger:                                          $3,797,046.20     $3,121,555.66     $2,851,210.80
     Balance delinquency 60+ days                                       1.07092%          0.93034%          0.89026%
     As % of Beginning Pool Balance                                     0.94725%          0.93618%          0.96384%
     Three Month Average

Trigger:  Is Average > 2.0%                                 No

C)   Noteholders Percent Trigger:                      3.24088%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer